Exhibit 99.1

Contact: Yvonne Gill
July 25, 2007	570-724-0247
yvonneg@cnbankpa.com
C&N ANNOUNCES SECOND QUARTER 2007 UNAUDITED FINANCIAL RESULTS, PORTFOLIO RESTRUCTURING
FOR IMMEDIATE RELEASE:
     WELLSBORO, PA — Citizens & Northern Corporation announced its unaudited, consolidated financial results for the six-month and three-month periods ended June 30, 2007. As described in more detail below, earnings for the six-month and three-month periods ended June 30, 2007 were impacted by management’s decision to restructure the securities portfolio. Net Income totaled $4,394,000 in the first six months of 2007, down 27% from the first six months of 2006. Net Income Per Share was $0.52 (Basic and Diluted) in the first six months of 2007, down 28% from the first six months of 2006. Return on average assets was 0.76% in the first six months of 2007, as compared to 1.05% in the first six months of 2006. Return on average equity was 6.53% in the six months ended June 30, 2007, as compared to 9.17% in the six months ended June 30, 2006. Cash dividends declared were $0.48 per share in both 2007 and 2006.
     Results for the first six months of 2007 were impacted by a loss (net of tax) on impaired securities of $1,175,000. The loss from impaired securities reduced Net Income Per Share by $0.14 (Basic) and $0.13 (Diluted) for the first six months of 2007. The securities classified as impaired were adjustable rate mortgage-backed securities with a face value totaling $44,509,000, and were sold in July 2007. Craig Litchfield, C&N’s CEO explained, “the securities we have sold for a loss were purchased in 2003 and 2004, when interest rates were much lower than they are today. The average yield on these securities in the second quarter 2007 was 4.41%, and we intend to utilize the proceeds from the sales to purchase a combination of mortgage-backed securities and other securities for a yield of about 6%. This gives us an opportunity to significantly improve future earnings from the securities portfolio. At current interest rates, we expect the total increase in earnings from the new securities to equal the amount of up-front loss on the sale in approximately three years, while the average remaining life of the securities being sold is estimated to be at least four years.” Litchfield also commented, “the decision to restructure the investment portfolio is part of management’s initiatives to enhance revenues and reduce expenses over the remainder of 2007 and 2008.”
     On May 1, 2007, C&N’s acquisition of Citizens Bancorp, Inc. became effective. Citizens Bancorp, Inc. was the parent company of Citizens Trust Company, with offices in Coudersport, Port Allegany and Emporium, PA. The Citizens Trust Company operations, which are now part of Citizens & Northern Bank, contributed significantly to growth in total assets, including loans, as well to growth in deposits and trust assets under management during the second quarter 2007.
     Unaudited financial ratios include the following:
•	Total assets amounted to $1,224,983,000 as of June 30, 2007, up 9.0% from June 30, 2006.

•	Net loans increased 14.9%, to $747,114,000 at June 30, 2007 from $650,294,000 at June 30, 2006. Excluding the addition of Citizens Trust Company, net loans increased 5.8%.

•	Total deposits and repo sweep accounts increased 15.5%, to $901,145,000 at June 30, 2007 from $779,924,000 at June 30, 2006. Excluding Citizens Trust Company, total deposits and repo sweeps increased 2.3%.

•	Assets under management by C&N’s Trust and Financial Management Group increased 39.9%, to $666,425,000 at June 30, 2007 from $476,437,000 at June 30, 2006. Excluding Citizens Trust Company, assets under management increased 18.4%.

•	Tangible Equity/Tangible Assets Ratio was 10.55% at June 30, 2007.
     The net interest margin increased $253,000, or 1.5%, in the six months ended June 30, 2007 as compared to the first six months of 2006. The acquisition of Citizens Trust Company resulted in increased interest and fees on loans, and provided funding to help pay off borrowings. Overall, C&N continues to be hampered by the yield curve, which has been flat or inverted throughout 2006 and 2007, and has limited opportunities to earn a positive spread from maintaining borrowed funds and holding investment securities.
     Noninterest revenue increased $1,078,000 (28.9%) in the six months ended June 30, 2007 over the first six months of 2006. Trust and Financial Management revenue increased $563,000 (53.2%), including an increase of 40.0% excluding Citizens Trust Company, and a contribution to revenue from Citizens Trust Company of $140,000. Other significant increases in noninterest revenue included: service charges on deposits, which increased $167,000 (including $117,000 from Citizens Trust Company), and increases in fees for letter of credit, credit card (as a third party agent) and debit card services totaling $204,000.
     Net realized losses (pre-tax) from sales of securities amounted to $80,000 in the first six months of 2007. Excluding the $1,780,000 (pre-tax) loss on impaired securities described above, securities gains for the six months ended June 30, 2007, totaled $1,700,000, down $948,000 from the first six months of 2006. Most of the gains realized in both periods were from sales of bank stocks.
     Noninterest expense increased $620,000 (3.9%) in the six months ended June 30, 2007 as compared to the same period in 2006. Excluding the addition of Citizens Trust Company, management estimates that total noninterest expense for the first six months of 2007 would be virtually the same as in the same period of 2006.
     The income tax provision decreased $321,000, to $918,000 in the six months ended June 30, 2007 from $1,239,000 in the first six months of 2006, as a result of lower pre-tax earnings.
SECOND QUARTER 2007:
     Second quarter 2007 results were impacted by the securities impairment loss described above. Net Income in the second quarter 2007 was $1,936,000, down $1,263,000 (39.5%) from second quarter 2006. Second quarter 2007 Net Income was $522,000 (21.2%) lower than first quarter 2007. Net Income Per Share (Basic and Diluted) was $0.22 in the second quarter 2007, as compared to $0.38 (Basic and Diluted) in the second quarter 2006, and $0.30 (Basic and Diluted) in the first quarter 2007. Excluding the securities impairment loss, Net Income Per Share (Basic and Diluted) would have been $0.36 in the second quarter 2007.
     Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank. Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan and Lycoming counties in Pennsylvania, and through the Citizens Trust Company locations in Coudersport, Emporium and Port Allegany. Citizens Trust Company can be found on the worldwide web at www.citizenstrustcompany.com. First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.
Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated acquisition related operational efficiencies, the ability to enhance revenues through improved investment performance, increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Citizens & Northern’s SEC filings, including Forms 10-Q and 10-K (copies of which are available from Citizens & Northern in hard copy or online at www.sec.gov). Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.